Exhibit 99.1

Coupa Software Reports Second Quarter Fiscal 2021 Financial Results

Record Quarterly Revenues of $125.9 Million

Record Trailing Twelve Months Revenues of $458.4 Million

Quarterly Operating Cash Flows and Adjusted Free Cash Flows of $23.4 Million and $35.7 Million, Respectively

Trailing Twelve Months Operating Cash Flows and Adjusted Free Cash Flows of $86.9 Million and $100.4 Million, Respectively

SAN MATEO, Calif., September 8, 2020 – Coupa Software (NASDAQ: COUP) today announced financial results for its second fiscal quarter ended July 31, 2020.

“Our strong financial results for the second quarter underscore the importance our customers place on business resilience and the value that Coupa is delivering to their organizations, especially amid the everchanging macroeconomic environment,” said Rob Bernshteyn, chairman and chief executive officer at Coupa. “We were proud to deliver record revenues and adjusted free cash flows during the quarter. We also reached a new financial milestone, generating $100 million in adjusted free cash flows over the trailing twelve months, while continuing to assertively invest in our long-term success.”

Second Quarter Results:

•	Total revenues were $125.9 million, an increase of 32% compared to the same period last year. Subscription revenues were $111.6 million, an increase of 34% compared to the same period last year.

•

GAAP operating loss was $31.9 million, compared to a GAAP operating loss of $22.8 million for the same period last year. Non-GAAP operating income was $12.3 million, compared to a non-GAAP operating income of $4.8 million for the same period last year.

•

GAAP net loss was $43.1 million, compared to a GAAP net loss of $20.0 million for the same period last year. GAAP net loss per basic and diluted share was $0.64 which includes an unfavorable $0.12 impact from the issuance of the 2026 Notes, compared to a GAAP net loss per basic and diluted share of $0.32 for the same period last year. Non-GAAP net income was $15.2 million, compared to a non-GAAP net income of $5.3 million for the same period last year. Non-GAAP net income per diluted share was $0.21, compared to non-GAAP net income per diluted share of $0.07 for the same period last year.

•	Operating cash flows and adjusted free cash flows were positive $23.4 million and $35.7 million, respectively.

See the section titled “Non-GAAP Financial Measures” and the reconciliation tables below for important information regarding the non-GAAP measures used by Coupa.

Business Outlook:

The following forward-looking statements reflect Coupa’s expectations as of September 8, 2020.

Third quarter of fiscal 2021:

•	Total revenues are expected to be $123.0 to $124.0 million.

•	Subscription revenues are expected to be $112.0 to $113.0 million.

•	Professional services and other revenues are expected to be approximately $11.0 million.

•	Non-GAAP income from operations is expected to be $4.5 to $5.0 million.

•	Non-GAAP net income per diluted share is expected to be $0.02 to $0.03 per share.

•	Diluted weighted average share count is expected to be approximately 74.0 million shares.

Full year fiscal 2021:

•	Total revenues are expected to be $496.5 to $498.5 million.

•	Non-GAAP income from operations is expected to be $33.5 to $35.5 million.

•	Non-GAAP net income per diluted share is expected to be $0.43 to $0.45 per share.

•	Diluted weighted average share count is expected to be approximately 73.0 million shares.

Coupa has not reconciled its expectations for non-GAAP income from operations to GAAP loss from operations or non-GAAP net income per share to GAAP net loss per share because certain items excluded from non-GAAP income from operations and non-GAAP net income, such as charges related to stock-based compensation expenses, amortization of acquired intangible assets, the change in fair value of contingent consideration related to acquisition earnout payments, amortization of debt discount and issuance costs, gain or loss on conversion of convertible senior notes, and related tax effects, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time. In addition, the effect of the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes cannot be reasonably calculated or predicted at this time. The effect of these items may be significant.

Recent Business Highlights:

•

Welcomed many new customers into the Coupa community in Q2, including the following: 14 West, 2u, ACV Environmental Services, Benson Hill, Canfor Corporation, CECO Environmental Corporation, Confluent Inc., Conseil 2.0, CSC ServiceWorks, Cycle and Carriage Industries, Delly’s, Engen Petroleum, Florida Home-Improvement Associates, GAF Materials, HammondCare, M. Dias Branco S.A. Ind Com de Alimentos, OneMain Financial Holdings, SalesLoft, Samancor Chrome, Schaeffler, Sekisui Chemical, Shorelight Education, Strategic Education, Südwestdeutsche Medienholding, Toyota Finance Australia, Welltok, and Westpac Banking.

•	Closed an offering of $1.38 billion in convertible senior notes due 2026.

•	Acquired Treasury Management leader, BELLIN Group.

•	Introduced product innovations that provide customers with increased spend visibility, help them mitigate supply chain risk and increase business agility to adapt to change.

•

Cited as a leader in the Forrester Wave: Supplier Risk and Performance Management Platforms, Q3 2020, receiving the top score in the performance management criterion and the highest score possible in the corporate strategy criterion.

Conference Call Information:

Coupa will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern time today.

A live webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link.

Non-GAAP Financial Measures:

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP operating profit, non-GAAP net profit and adjusted free cash flows. Coupa believes these non-GAAP measures are useful in evaluating its operating performance and regularly reviews these measures as it evaluates its business.

Non-GAAP operating profit and non-GAAP net profit exclude certain items, including stock-based compensation expenses, amortization of acquired intangible assets, the change in fair value of contingent consideration related to acquisition earnout payments, amortization of debt discount and issuance costs, gain on conversion of convertible senior notes, and related tax effects, including non-recurring income tax adjustments. In addition, the weighted average diluted shares used to calculate non-GAAP net income per share reflect the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes. Adjusted free cash flows is defined as net cash provided by operating activities less purchases of property and equipment plus repayments of convertible senior notes attributable to debt discount. Coupa has the ability to settle obligations related to this excluded item through the use of cash, shares of its common stock, or a combination of both, at its election.

Coupa believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Coupa believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance. Coupa believes that adjusted free cash flows also provides a useful measure of the company’s capital strength and liquidity, although it is not intended and should not be viewed as the amount of residual cash flow available for discretionary expenditures.

Coupa uses these non-GAAP measures in conjunction with GAAP measures as part of its overall assessment of its performance and liquidity, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance and liquidity. The definitions of its non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, Coupa’s non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Coupa compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Coupa encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

Forward-Looking Statements:

This release includes forward-looking statements. All statements other than statements of historical facts, including the statements of management and statements in “Business Outlook,” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including: Coupa has a limited operating history at its current scale, which makes it difficult to predict its future operating results; the uncertain impact of the COVID-19 pandemic; if Coupa is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, Coupa encounters long and unpredictable sales cycles; risks and liabilities related to breach of its security measures or unauthorized access to customer data; the markets in which Coupa participates are intensely competitive; Coupa’s business depends substantially on its customers renewing their subscriptions and purchasing additional subscriptions; if Coupa fails to develop widespread brand awareness cost-effectively, its business may suffer; if Coupa fails to manage its recent rapid growth effectively, Coupa may be unable to execute its business plan, maintain high levels of service, or adequately address competitive challenges; the impact of acquisitions on its business, such as integration issues, assumption of unknown or unforeseen liabilities and ability to retain customers; and the impact of foreign currency exchange rates and global economic conditions.

These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on June 8, 2020, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.

The forward-looking statements in this release reflect Coupa’s expectations as of September 8, 2020. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Coupa Software

Coupa empowers companies around the world with the visibility and control they need to spend smarter and safer. To learn more about how Coupa can help you spend smarter, visit www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.

Investor Relations:

Steven Horwitz

(650) 338-1340

ir@coupa.com

Media Contact:

Kristi Lewandowski

(650) 485-8506

kristi.lewandowski@coupa.com

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2020	2019	2020	2019
Revenues:
Subscription	$111,581	$83,482	$217,316	$156,439
Professional services and other	14,340	11,657	27,819	20,044

Total revenues	125,921	95,139	245,135	176,483
Cost of revenues:
Subscription	33,805	22,062	62,807	39,465
Professional services and other	14,634	12,428	28,470	22,354

Total cost of revenues	48,439	34,490	91,277	61,819

Gross profit	77,482	60,649	153,858	114,664

Operating expenses:
Research and development	30,212	23,364	56,931	44,378
Sales and marketing	50,488	39,820	96,627	73,430
General and administrative	28,705	20,269	37,849	37,467

Total operating expenses	109,405	83,453	191,407	155,275

Loss from operations	(31,923)	(22,804)	(37,549)	(40,611)
Interest expense	(20,223)	(8,511)	(32,512)	(11,686)
Interest income and other, net	4,759	1,479	8,087	2,403

Loss before benefit from income taxes	(47,387)	(29,836)	(61,974)	(49,894)
Benefit from income taxes	(4,271)	(9,842)	(4,042)	(9,432)

Net loss	$(43,116)	$(19,994)	$(57,932)	$(40,462)

Net loss per share attributable to common stockholders, basic and diluted	$(0.64)	$(0.32)	$(0.87)	$(0.66)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	67,597	62,038	66,545	61,422

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	July 31,	January 31,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$905,612	$268,045
Marketable securities	436,463	499,160
Accounts receivable, net of allowances	101,120	118,508
Prepaid expenses and other current assets	26,573	31,636
Deferred commissions, current portion	12,639	11,982

Total current assets	1,482,407	929,331
Property and equipment, net	23,598	18,802
Deferred commissions, net of current portion	29,886	30,921
Goodwill	542,232	442,112
Intangible assets, net	156,279	128,660
Operating lease right-of-use assets	31,119	32,026
Other assets	15,423	12,221

Total assets	$2,280,944	$1,594,073

Liabilities, Temporary Equity and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,107	$3,517
Accrued expenses and other current liabilities	72,311	54,245
Deferred revenue, current portion	244,596	257,692
Current portion of convertible senior notes, net	595,007	187,115
Operating lease liabilities, current portion	8,808	8,199

Total current liabilities	922,829	510,768
Convertible senior notes, net	862,523	562,612
Deferred revenue, net of current portion	4,439	4,091
Operating lease liabilities, net of current portion	23,980	25,490
Other liabilities	40,124	28,620

Total liabilities	1,853,895	1,131,581

Temporary equity	133	16,835
Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	7	7
Additional paid-in capital	822,197	790,468
Accumulated other comprehensive income	8,333	871
Accumulated deficit	(403,621)	(345,689)

Total stockholders’ equity	426,916	445,657

Total liabilities, temporary equity and stockholders’ equity	$2,280,944	$1,594,073

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	July 31,
	2020	2019
Cash flows from operating activities
Net loss	$(57,932)	$(40,462)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	22,920	11,330
Accretion of discounts on marketable securities, net	1,099	668
Amortization of deferred commissions	6,437	4,309
Amortization of debt discount and issuance costs	31,357	10,998
Stock-based compensation	58,040	38,113
Gain on conversion of convertible senior notes	(3,202)	—
Repayments of convertible senior notes attributable to debt discount	(26,336)	—
Other	3,300	(95)
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	19,583	20,450
Prepaid expenses and other current assets	7,053	(7,662)
Other assets	901	(770)
Deferred commissions	(6,051)	(9,939)
Accounts payable	(1,741)	(4,473)
Accrued expenses and other liabilities	1,289	(4,061)
Deferred revenue	(17,920)	1,639

Net cash provided by operating activities	38,797	20,045

Cash flows from investing activities
Purchases of marketable securities	(246,586)	(258,991)
Maturities of marketable securities	284,090	44,796
Sale of marketable securities	25,013	199,314
Acquisitions, net of cash acquired	(87,338)	(210,468)
Purchases of property and equipment	(7,028)	(6,173)

Net cash used in investing activities	(31,849)	(231,522)

Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	1,355,367	786,567
Purchase of capped calls	(192,786)	(118,738)
Repayments of convertible senior notes	(549,278)	—
Proceeds from the exercise of common stock options	9,609	10,909
Proceeds from issuance of common stock for employee stock purchase plan	7,391	5,396

Net cash provided by financing activities	630,303	684,134

Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	241	—

Net increase in cash, cash equivalents, and restricted cash	637,492	472,657
Cash, cash equivalents, and restricted cash at beginning of year	268,280	141,319

Cash, cash equivalents, and restricted cash at end of period	$905,772	$613,976

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$905,612	$613,906
Restricted cash included in other assets	160	70

Total cash, cash equivalents, and restricted cash	$905,772	$613,976

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended July 31, 2020

(in thousands, except percentages and per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Change in Fair Value of Contingent Consideration Liability	Amortization of Debt Discount and Issuance Costs	Gain on Conversion of Convertible Senior Notes	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$33,805	$(2,647)	$(7,548)	$—	$—	$—	$—	$23,610
Costs of professional services and other	14,634	(2,952)	(200)	—	—	—	—	11,482
Gross profit	61.5%	4.4%	6.2%	0.0%	0.0%	0.0%	0.0%	72.1%

Research and development	30,212	(7,316)	—	—	—	—	—	22,896
Sales and marketing	50,488	(9,255)	(2,614)	—	—	—	—	38,619
General and administrative	28,705	(11,673)	—	—	—	—	—	17,032
Income (loss) from operations	(31,923)	33,843	10,362	—	—	—	—	12,282
Operating margin	-25.4%	26.9%	8.2%	0.0%	0.0%	0.0%	0.0%	9.8%

Interest expense	(20,223)	—	—	—	19,407	—	—	(816)
Interest income and other, net	4,759	—	—	—	—	(631)	—	4,128
Income (loss) before provision for (benefit from) income taxes	(47,387)	33,843	10,362	—	19,407	(631)	—	15,594
Provision for (benefit from) income taxes	(4,271)	3,444	(103)	—	1,109	—	182	361
Net income (loss)	(43,116)	30,399	10,465	—	18,298	(631)	(182)	15,233

Net income (loss) per share attributable to common stockholders, basic (1)	$(0.64)							$0.23
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.64)							$0.21

(1)

GAAP net loss per share is calculated based upon 67,597 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 67,597 basic and 73,019 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

(2)	Other expenses consists of the release of valuation allowances against deferred tax assets.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended July 31, 2019

(in thousands, except percentages and per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$22,062	$(1,771)	$(4,709)	$—	$—	$15,582
Costs of professional services and other	12,428	(2,023)	—	—	—	10,405
Gross profit	63.7%	4.0%	4.9%	0.0%	0.0%	72.7%

Research and development	23,364	(5,075)	—	—	—	18,289
Sales and marketing	39,820	(6,060)	(1,650)	—	—	32,110
General and administrative	20,269	(6,339)	—	—	—	13,930
Income (loss) from operations	(22,804)	21,268	6,359	—	—	4,823
Operating margin	-24.0%	22.4%	6.7%	0.0%	0.0%	5.1%

Interest expense	(8,511)	—	—	8,038	—	(473)
Interest income and other, net	1,479	—	—	—	—	1,479
Income (loss) before provision for (benefit from) income taxes	(29,836)	21,268	6,359	8,038	—	5,829
Provision for (benefit from) income taxes	(9,842)	815	(123)	—	9,671	521
Net income (loss)	(19,994)	20,453	6,482	8,038	(9,671)	5,308

Net income (loss) per share attributable to common stockholders, basic (1)	$(0.32)					$0.09
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.32)					$0.07

(1)

GAAP net loss per share is calculated based upon 62,038 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 62,038 basic and 70,852 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

(2)	Other expenses consists of the reversal of a valuation allowance against deferred tax assets.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Six Months Ended July 31, 2020

(in thousands, except percentages and per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Change in Fair Value of Contingent Consideration Liability	Amortization of Debt Discount and Issuance Costs	Gain on Conversion of Convertible Senior Notes	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$62,807	$(4,805)	$(14,158)	$—	$—	$—	$—	$43,844
Costs of professional services and other	28,470	(5,364)	(400)	—	—	—	—	22,706
Gross profit	62.8%	4.1%	5.9%	0.0%	0.0%	0.0%	0.0%	72.9%

Research and development	56,931	(13,440)	—	—	—	—	—	43,491
Sales and marketing	96,627	(16,768)	(4,670)	—	—	—	—	75,189
General and administrative	37,849	(17,663)	—	12,500	—	—	—	32,686
Income (loss) from operations	(37,549)	58,040	19,228	(12,500)	—	—	—	27,219
Operating margin	-15.3%	23.7%	7.8%	-5.1%	0.0%	0.0%	0.0%	11.1%

Interest expense	(32,512)	—	—	—	31,357	—	—	(1,155)
Interest income and other, net	8,087	—	—	—	—	(3,202)	—	4,885
Income (loss) before provision for (benefit from) income taxes	(61,974)	58,040	19,228	(12,500)	31,357	(3,202)	—	30,949
Provision for (benefit from) income taxes	(4,042)	4,031	(152)	—	1,109	—	310	1,256
Net income (loss)	(57,932)	54,009	19,380	(12,500)	30,248	(3,202)	(310)	29,693

Net income (loss) per share attributable to common stockholders, basic (1)	$(0.87)							$0.45
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.87)							$0.41

(1)

GAAP net loss per share is calculated based upon 66,545 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 66,545 basic and 71,603 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

(2)	Other expenses consists of the release of valuation allowances against deferred tax assets.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Six Months Ended July 31, 2019

(in thousands, except percentages and per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$39,465	$(3,159)	$(6,881)	$—	$—	$29,425
Costs of professional services and other	22,354	(3,468)	—	—	—	18,886
Gross profit	65.0%	3.8%	3.9%	0.0%	0.0%	72.6%

Research and development	44,378	(9,123)	—	—	—	35,255
Sales and marketing	73,430	(10,899)	(2,656)	—	—	59,875
General and administrative	37,467	(11,464)	—	—	—	26,003
Income (loss) from operations	(40,611)	38,113	9,537	—	—	7,039
Operating margin	-23.0%	21.6%	5.4%	0.0%	0.0%	4.0%

Interest expense	(11,686)	—	—	10,998	—	(688)
Interest income and other, net	2,403	—	—	—	—	2,403
Income (loss) before provision for (benefit from) income taxes	(49,894)	38,113	9,537	10,998	—	8,754
Provision for (benefit from) income taxes	(9,432)	1,308	(246)	—	9,671	1,301
Net income (loss)	(40,462)	36,805	9,783	10,998	(9,671)	7,453

Net income (loss) per share attributable to common stockholders, basic (1)	$(0.66)					$0.12
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.66)					$0.11

(1)

GAAP net loss per share is calculated based upon 61,422 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 61,422 basic and 69,563 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

(2)	Other expenses consists of the release of a valuation allowance against deferred tax assets.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP Cash Flows from Operations to Adjusted Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$23,389	$1,252	$38,797	$20,045
Less: purchases of property and equipment	(3,429)	(3,519)	(7,028)	(6,173)
Add: repayments of convertible senior notes attributable to debt discount	15,732	—	26,336	—

Adjusted free cash flows	$35,692	$(2,267)	$58,105	$13,872